UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2022
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

In September 2021, LyondellBasell Industries N.V. (the “Company”) announced that it was considering strategic options for the Gulf Coast-based refining segment, including a potential sale. On April 7, 2022, the Finance Committee of the Board of Directors of the Company approved the Company’s plan to exit the refining business. The Company intends to cease operations of its Houston Refinery no later than December 31, 2023. On April 21, 2022, the Company notified the impacted employees of the intent to shut-down the facility. Until the completion of the closure, the Company intends to maintain safe and reliable site operations and will continue serving the fuels market, which is expected to remain strong in the near-term, while considering potential transactions and alternatives for the site.

In connection with the plan, the Company expects to incur charges into 2024, primarily consisting of accelerated amortization of operating lease assets of approximately $300 million to $400 million, asset decommissioning costs of approximately $150 million to $250 million, personnel related costs of approximately $80 million to $120 million, and other charges of approximately $50 million to $100 million.

The Company intends to proceed with an orderly shut-down. As such, the Company does not expect to recognize these charges all at once, but over time into 2024. However, the actual timing and costs associated with the closure may differ from the Company’s current expectations and estimates and such differences may be material.

Certain statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of the Company which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, market conditions; the cyclicality of the refining industry; the successful shut-down and closure of the Houston Refinery, including within the expected timeframe; the outcome of negotiations with respect to employment and benefits matters; and the incurrence of unexpected or additional charges or expenses. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2021, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission's website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change, except as required by law.

Item 7.01     Regulation FD Disclosure

On April 21, 2022, the Company issued a press release announcing its intent to exit the refining business. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The foregoing description and the other information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 21, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	April 21, 2022	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
and Chief Legal Officer